UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 24, 2017

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Ionis Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 24, 2017.  The stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 6, 2017.

Proposal 1:	Election of directors to hold office until the 2020 Annual Meeting:

	FOR	WITHHELD	BROKER NON-VOTES
Spencer R. Berthelsen	84,173,655	9,020,996	21,105,539
B. Lynne Parshall	87,494,494	5,700,157	21,105,539
Joseph H. Wender	84,148,943	9,045,708	21,105,539

The Company’s stockholders elected the foregoing candidates, by affirmative votes by a majority of the votes of the shares.

Proposal 2:	Approve an amendment to the Ionis Pharmaceuticals, Inc. 2011 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
81,668,509	11,359,170	166,972	21,105,539

The Company’s stockholders approved the foregoing proposal.

Proposal 3:	Approval, on an advisory basis, of the compensation paid to the Company’s executive officers, including the following resolution:

“RESOLVED, that Ionis’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
59,649,475	33,275,149	270,027	21,105,539

The Company’s stockholders approved the foregoing proposal.

Proposal 4:	Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
92,187,838	272,627	624,013	110,173

Based on the results of this vote, and consistent with the recommendation of the Company’s Board of Directors, the Company will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of holding such an advisory vote, which is required at least once every six years.

Proposal 5:	Ratify the Audit Committee's selection of Ernst & Young LLP as independent auditors for our 2017 fiscal year:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
112,038,206	2,075,791	186,193	0

The Company’s stockholders approved the foregoing proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: May 30, 2017	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer